POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MANDA GHAFERI and MICHEL JOO, or each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in all capacities, to sign any and all initial registration statements, amendments (including pre-and post-effective amendments) to the registration statements for the variable life insurance policies listed below, for which AUGUSTAR LIFE INSURANCE COMPANY serves as Depositor or is Registrant, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as they might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; or (iii) register additional variable life insurance policies under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

Registrant: AuguStar Variable Account R (811-4320)

Product	1933 Act No
GP VUL	TBD
Vari-Vest I	TBD
Vari-Vest II	TBD
Vari-Vest III	TBD
Vari-Vest IV	TBD
Vari-Vest V	TBD
Vari-Vest Asset Builder	TBD
Vari-Vest Survivor	TBD
Virtus VUL	TBD

Signature	Title	Date

/s/ Anurag Chandra	Director, Chairman of the Board	12/22/2025
Anurag Chandra

/s/ Philippe Charette	Director	12/23/2025
Philippe Charette

/s/ Patricia Guinn	Director	12/23/2025
Patricia Guinn

/s/ Wes Thompson	Director	12/24/2025
Wes Thompson

/s/ Steven C. Verney	Director	12/23/2025
Steven C. Verney

/s/ Lori Dashewich	Senior Vice President, Chief Financial Officer	12/23/2025
Lori Dashewich	(Principal Accounting Officer and Principal Financial Officer)